AGREEMENT OF MODIFICATION OF MORTGAGE NOTE


            THIS AGREEMENT OF MODIFICATION OF MORTGAGE NOTE ("Agreement") made as of the 1st day of April, 1994, between HUNTERS GLEN (PHASE I) AP XII LIMITED PARTNERSHIP, a South Carolina limited partnership (hereinafter referred to as "Maker"), and LEXINGTON MORTGAGE COMPANY, a Virginia corporation (hereinafter referred to as "Payee"),

                              W I T N E S S E T H :

            WHEREAS Payee is the owner and holder of the mortgage (hereinafter referred to as the "Mortgage") and of the note, bond or other obligation secured thereby (hereinafter referred to as the "Note") each more fully described in EXHIBIT A attached hereto;

            WHEREAS there is now owing on the Note and the Mortgage the unpaid principal sum of $8,500,000.00 and interest (said principal sum, interest and all other sums which may or shall become due under the Note and/or the Mortgage, as modified and amended pursuant to the provisions hereof, being hereinafter collectively referred to as the "Debt"); and

            WHEREAS Maker and Payee have by that certain Agreement of Modification of Mortgage and Security Agreement dated as of even date herewith agreed in the manner set forth therein to modify certain terms and provisions of the Mortgage;

            WHEREAS Maker and Payee have agreed in the manner hereinafter set forth to modify the time and manner of payment and the terms and provisions of the Note;

            NOW, THEREFORE, in pursuance of said agreement and in consideration of one dollar and other good and valuable consideration, Maker hereby represents and warrants to and covenants and agrees with Payee as follows:

            A. All capitalized words or phrases not otherwise defined herein shall have the meanings ascribed to them in the Note.

            B. Section A of the Note entitled "PAYMENT TERMS" is deleted in its and entirety and the manner of and the time for the payment of the unpaid principal sum of $8,500,000.00, evidenced by the Note and secured by the Mortgage (the Note and the Mortgage, as modified and amended pursuant to the provisions of this Agreement hereinafter set forth, being hereinafter respectively referred to as the "Note" and the "Mortgage") are hereby modified as follows:

                  From the date hereof through the Extended Maturity Date (hereinafter defined), Maker shall pay to Payee:

                  (i) a payment of interest only on April 1, 1994 and on the first day of each calendar month thereafter to and including the first day of September, 1995;

                  (ii) a Constant Monthly Payment (hereinafter defined) on October 1, 1995 and on the first day of each calendar month thereafter to and including the first day of October, 2003;

                  (iii) the balance of the principal sum then outstanding and all interest thereon shall be due and payable on the fifteenth day of October 15, 2003 (the "Extended Maturity Date").



                  Each of such payments shall be applied as follows:

                  (i) First to the payment of interest computed at the Applicable Interest Rate; and

                  (ii) The balance applied toward the reduction of the principal sum.

                  The term "Constant Monthly Payment" as used in this Note shall mean a payment equal to $64,936.44.

            C. The first paragraph of Section B of the Note entitled "INTEREST" is deleted in its entirety and the following is substituted therefor:

                  The term "Applicable Interest Rate" shall mean (a) during the period beginning on April 1, 1994 up to and including August 9, 1995, a rate equal to the Initial Interest Rate, and (b) from and including August 10, 1995 to the Extended Maturity Date, a rate equal to 8.43%.

            D. The first sentence and the beginning of the second sentence up to and including the words "at any time thereafter," of Section D of the Note entitled "PREPAYMENT" are deleted in their entirety.

            E. Maker waives presentment and demand for payment, notice of dishonor, protest and notice of protest of the Note.

            F. Maker represents, warrants and covenants that there are no offsets, counterclaims or defenses against the Debt, this Agreement, the Mortgage or the Note and that Maker (and the undersigned representative of Maker, if any) has full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Maker's part to be observed or performed.

            G. Except as expressly modified pursuant to this Agreement, all of the terms, covenants and provisions of the Note shall continue in full force and effect. In the event of any conflict or ambiguity between the terms, covenants and provisions of this Agreement and those of the Note, the terms, covenants and provisions of this Agreement shall control.

            H. This Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

            I. This Agreement shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and assigns.

            J. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

            K. If any term, covenant or condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

            L. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.



            IN WITNESS WHEREOF, Maker and Payee have duly executed this Agreement as of the day and year first above written.


                              HUNTERS GLEN (PHASE I) AP XII LIMITED PARTNERSHIP

                              By: HUNTERS GLEN GP LIMITED PARTNERSHIP, General Partner

                              By:   GP SERVICES V, INC., General Partner


                              By:   Robert D. Long, Jr.
                              Name: Robert D. Long, Jr.
                                    Title: CAO/Controller


                              LEXINGTON MORTGAGE COMPANY


                              By:   Frank Warfield
                                    Name: Frank Warfield
                                    Title: Senior Vice President





STATE OF Virginia       )
                        )     SS:
COUNTY OF Fairfax                   )


      On this 7th day of August, 1995, in the County and State aforesaid, before me, the subscriber, a Notary Public authorized to take acknowledgements and proofs in said County and State, personally appeared Frank Warfield, the Senior Vice President of LEXINGTON MORTGAGE COMPANY, a Virginia corporation, who, I am satisfied, is the person who, as such Senior Vice President, signed and delivered the within instrument, and he did acknowledge that he is duly authorized to sign and deliver the within instrument on behalf of said corporation and that he signed and delivered the same as the act and deed of said corporation for the uses and purposes set forth therein.




                              Judith Ann DiBriezo
                              Notary Public




STATE OF SC             )
                        )     SS:
COUNTY OF Greenville                )


      On this 1st day of August, 1995, in the County and State aforesaid, before me, the subscriber, a Notary Public authorized to take acknowledgements and proofs in said County and State, personally appeared Robert D. Long, Jr., the CAO/Controller of GP SERVICES V, INC., a South Carolina corporation and the general partner of HUNTERS GLEN GP LIMITED PARTNERSHIP, a South Carolina limited partnership and the general partner of HUNTERS GLEN (PHASE I) AP XII LIMITED PARTNERSHIP, a South Carolina limited partnership, who I am satisfied, is the person who, as such CAO/Controller, signed and delivered the within instrument, and he did acknowledge that he is duly authorized to sign and deliver the within instrument on behalf of said corporation and that he signed and delivered the same as the act and deed of said corporation and said partnerships for the uses and purposes set forth therein.

                              Antoinette M. Wolf
                              Notary Public






                                    EXHIBIT A




1.    The Mortgage:

            Mortgage and Security Agreement dated as of September 30, 1993 given by Maker to Payee, in the principal sum of $8,500,000.00 and recorded on October 26, 1993, in the Middlesex County Clerk's Office, in Book 4566, page 22.


2.    The Note:

            Mortgage Note dated as of September 30, 1993 given by Maker to Payee, in the original principal sum $8,500,000.00.